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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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                    CALAMOS CONVERTIBLE AND HIGH INCOME FUND
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                      02-0683363
     (State of Incorporation                           (I.R.S. Employer
        or Organization)                             Identification No.)

                           1111 EAST WARRENVILLE ROAD
                         NAPERVILLE, ILLINOIS 60536-1493
                    (Address of Principal Executive Offices)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

         Securities Act registration statement file number to which this form relates: 333-103824

         Securities to be registered pursuant to Section 12(b) of the Act:

           Title Of Each Class                  Name Of Each Exchange On Which
           To Be So Registered                  Each Class Is To Be Registered
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  COMMON SHARES OF BENEFICIAL INTEREST             NEW YORK STOCK EXCHANGE
            WITHOUT PAR VALUE

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The shares (the "Shares") to be registered hereunder are common shares of beneficial interest, without par value, of Calamos Convertible and High Income Fund (the "Registrant"). A description of the Shares is contained under the heading "Description of Shares" in the prospectus included in the Registrant's Registration Statement on Form N-2 filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on March 14, 2003 (Registration Nos. 333-103824 and 811-21319, respectively) (the "Original Registration Statement") as amended by Pre-Effective Amendment No. 1 to the Original Registration Statement as filed with the Commission on April 28, 2003, which description is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.



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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  May 21, 2003
                                                CALAMOS CONVERTIBLE AND HIGH
                                                INCOME FUND


                                                By:  /s/ James S. Hamman, Jr.
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                                                     James S. Hamman, Jr.
                                                     Secretary




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